NCR
NCR

Q1 2018

EARNINGS RELEASE AND SUPPLEMENTAL INFORMATION

Cousins

1

Cousins Properties	Q4 2017 Supplemental Information

FORWARD-LOOKING STATEMENTS

Certain matters contained in this report are “forward-looking statements” within the meaning of the federal securities laws and are subject to uncertainties and risks, as itemized in Item 1A included in the Annual Report on Form 10-K for the year ended December 31, 2017 and as itemized herein. These forward-looking statements include information about possible or assumed future results of the business and our financial condition, liquidity, results of operations, plans, and objectives. They also include, among other things, statements regarding subjects that are forward-looking by their nature, such as, our 2018 guidance and underlying assumptions, business and financial strategy, future financings, future acquisitions of land, future acquisitions and dispositions of operating assets, future development and redevelopment opportunities, future dispositions of land and other non-core assets, future issuances and repurchases of common or preferred stock, projected operating results, market and industry trends, future distributions, future projected capital expenditures, future interest rates, and all statements that address operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to creating value for stockholders.
Any forward-looking statements are based upon management's beliefs, assumptions, and expectations of our future performance, taking into account information currently available. These beliefs, assumptions, and expectations may change as a result of possible events or factors, not all of which are known. If a change occurs, our business, financial condition, liquidity, and results of operations may vary materially from those expressed in forward-looking statements. Actual results may vary from forward-looking statements due to, but not limited to, the following: the availability and terms of capital, the ability to refinance or repay indebtedness as it matures, the failure of purchase, sale, or other contracts to ultimately close, the failure to achieve anticipated benefits from acquisitions, investments, or dispositions, the potential dilutive effect of common stock or operating partnership unit issuances, the availability of buyers and pricing with respect to the disposition of assets, risks and uncertainties related to national and local economic conditions, the real estate industry, and the commercial real estate markets in which we operate, particularly in Atlanta, Charlotte, Austin, Phoenix, and Tampa where we have high concentrations of our lease revenue, changes to our strategy with regard to land and other non-core holdings that require impairment losses to be recognized, leasing risks, including the ability to obtain new tenants or renew expiring tenants, the ability to lease newly developed and/or recently acquired space, and the risk of declining leasing rates, the adverse change in the financial condition of one or more of our major tenants, volatility in interest rates and insurance rates, competition from other developers or investors, the risks associated with real estate developments (such as zoning approval, receipt of required permits, construction delays, cost overruns, and leasing risk), the loss of key personnel, the potential liability for uninsured losses, condemnation, or environmental issues, the potential liability for a failure to meet regulatory requirements, the financial condition and liquidity of, or disputes with, joint venture partners, any failure to comply with debt covenants under credit agreements, any failure to continue to qualify for taxation as a real estate investment trust and meet regulatory requirements, potential changes to state, local, or federal regulations applicable to our business, material changes in the dividend rates or the ability to pay dividends on common shares or other securities, potential changes to the tax laws and accounting standards impacting REITs and real estate in general, and those additional risks and factors discussed in reports filed with the Securities and Exchange Commission by the Company.
The words “believes,” “expects,” “anticipates,” “estimates,” “plans,” “may,” “intend,” “will,” or similar expressions are intended to identify forward-looking statements. Although we believe that our plans, intentions, and expectations reflected in any forward-looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise, except as required under U.S. federal securities laws.

Cousins Properties	3	Q1 2018 Supplemental Information

EARNINGS RELEASE

COUSINS PROPERTIES REPORTS FIRST QUARTER 2018 RESULTS

First Quarter Highlights

•	Net income available to common stockholders was $0.04 per share.

•	Funds From Operations was $0.15 per share.

•	Same property net operating income on a cash-basis increased 9.4%.

•	Second generation net rent per square foot on a cash-basis increased 19.3%.

•	Executed 329,583 square feet of office leases.

•	Commenced operations at 864 Spring Street, Phase I of NCR's world headquarters in Midtown Atlanta.

•	Closed a new $1 billion unsecured revolving credit facility that replaced the existing $500 million facility.

•	Formed a 50-50 joint venture to develop 300 Colorado, a 100% leased, 309,000 square foot office tower in downtown Austin.

ATLANTA (April 25, 2018) - Cousins Properties (NYSE:CUZ) today reported its results of operations for the quarter ended March 31, 2018.
“Office fundamentals in our Sun Belt markets remain solid. Same property performance is firmly positive and rents continue to roll up throughout our urban portfolio,” said Larry Gellerstetdt, Chairman and Chief Executive Officer of Cousins Properties. “Looking forward, our in-place rents remain below current market rents and we continue to replenish our development pipeline laying the foundation for significant future value creation.”
Financial Results
Net income available to common stockholders was $16.0 million, or $0.04 per share, for the first quarter of 2018, compared with $4.8 million, or $0.01 per share, for the first quarter of 2017.
Funds From Operations ("FFO") was $64.6 million, or $0.15 per share, for the first quarter of 2018, compared with $67.0 million, or $0.16 per share, for the first quarter of 2017.
2018 Guidance
The Company's 2018 net income and FFO guidance remains unchanged. This guidance reflects management's view of current and future market conditions, as well as the earnings impact of events referenced in this release and corresponding conference call. The Company also leaves unchanged the previously provided assumptions of its 2018 net income and FFO guidance, except for the following update:

•	Fee and other income of $11 million to $13 million, up from the previous range of $10 million to $12 million, due to $1 million in forecasted termination fees.

Cousins Properties	4	Q1 2018 Supplemental Information

EARNINGS RELEASE

A reconciliation of projected net income per share to projected FFO per share is provided as follows:

	Full Year 2018 Range
	Low	High
Net income per share	$0.15	$0.19
Add: Real estate depreciation and amortization	0.44	0.44
Funds From Operations per share	$0.59	$0.63
The Company's guidance is provided for information purposes based on current plans and assumptions and is subject to change.
Investor Conference Call and Webcast
The Company will conduct a conference call at 10:00 a.m. (Eastern Time) on Thursday, April 26, 2018, to discuss the results of the quarter ended March 31, 2018. The number to call for this interactive teleconference is (877) 247-1056. The live webcast of this call can be accessed on the Company's website, www.cousins.com, through the “Cousins Properties First Quarter Conference Call” link on the Investor Relations page.
A replay of the conference call will be available for seven days by dialing (877) 344-7529 and entering the passcode 10118492. The playback can also be accessed on the Company's website.
Acting through its operating partnership Cousins Properties, LP, Cousins Properties is a leading fully-integrated real estate investment trust (REIT) with extensive experience in development, acquisition, financing, management, and leasing. Based in Atlanta, the Company actively invests in top-tier urban office assets and opportunistic mixed-use properties in Sunbelt markets.

Cousins Properties	5	Q1 2018 Supplemental Information

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited; in thousands, except per share amounts)

	Three Months Ended March 31,
	2018	2017
Revenues:
Rental property revenues	$113,348	$112,517
Fee income	2,894	1,936
Other	960	5,426
	117,202	119,879
Expenses:
Rental property operating expenses	40,191	41,526
Reimbursed expenses	942	865
General and administrative expenses	6,809	6,182
Interest expense	9,778	9,741
Depreciation and amortization	45,093	54,884
Acquisition and transaction costs	91	1,930
Other	320	404
	103,224	115,532
Loss on extinguishment of debt	(85)	—
Income from continuing operations before unconsolidated joint ventures and loss on sale of investment properties	13,893	4,347
Income from unconsolidated joint ventures	2,885	581
Income from continuing operations before gain on sale of investment properties	16,778	4,928
Loss on sale of investment properties	(372)	(70)
Net income	16,406	4,858
Net income attributable to noncontrolling interests	(363)	(107)
Net income available to common stockholders	$16,043	$4,751
Net income per common share — basic and diluted	$0.04	$0.01
Weighted average shares — basic	420,154	402,781
Weighted average shares — diluted	427,695	411,186

Cousins Properties	6	Q1 2018 Supplemental Information

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	March 31, 2018	December 31, 2017
	(unaudited)
Assets:
Real estate assets:
Operating properties, net of accumulated depreciation of $311,238 and $275,977 in 2018 and 2017, respectively	$3,528,617	$3,332,619
Projects under development	81,964	280,982
Land	4,221	4,221
	3,614,802	3,617,822

Cash and cash equivalents	108,152	148,929
Restricted cash	1,185	56,816
Notes and accounts receivable, net of allowance for doubtful accounts of $298 and $535 in 2018 and 2017, respectively	16,668	14,420
Deferred rents receivable	65,995	58,158
Investment in unconsolidated joint ventures	145,465	101,414
Intangible assets, net	175,159	186,206
Other assets	31,884	20,854
Total assets	$4,159,310	$4,204,619
Liabilities:
Notes payable	$1,091,258	$1,093,228
Accounts payable and accrued expenses	87,964	137,909
Deferred income	37,895	37,383
Intangible liabilities, net of accumulated amortization of $32,503 and $28,960 in 2018 and 2017, respectively	66,911	70,454
Other liabilities	39,367	40,534
Total liabilities	1,323,395	1,379,508
Commitments and contingencies
Equity:
Stockholders' investment:
Preferred stock, $1 par value, 20,000,000 shares authorized, 6,867,357 shares issued and outstanding in 2018 and 2017	6,867	6,867
Common stock, $1 par value, 700,000,000 shares authorized, 430,572,693 and 430,349,620 shares issued in 2018 and 2017, respectively	430,573	430,350
Additional paid-in capital	3,604,336	3,604,776
Treasury stock at cost, 10,329,082 shares in 2018 and 2017	(148,373)	(148,373)
Distributions in excess of cumulative net income	(1,110,590)	(1,121,647)
Total stockholders' investment	2,782,813	2,771,973
Nonredeemable noncontrolling interests	53,102	53,138
Total equity	2,835,915	2,825,111
Total liabilities and equity	$4,159,310	$4,204,619

Cousins Properties	7	Q1 2018 Supplemental Information

KEY PERFORMANCE METRICS

	2016	2017 1st	2017 2nd	2017 3rd	2017 4th	2017	2018 1st
Property Statistics
Consolidated Operating Properties	25	26	26	26	23	23	24
Consolidated Rentable Square Feet (in thousands)	13,024	13,249	12,477	12,466	11,428	11,428	11,936
Unconsolidated Operating Properties	8	7	5	6	5	5	5
Unconsolidated Rentable Square Feet (in thousands)	3,999	3,774	2,988	3,456	3,113	3,113	3,113
Total Operating Properties	33	33	31	32	28	28	29
Total Rentable Square Feet (in thousands)	17,023	17,023	15,465	15,922	14,541	14,541	15,049

Office Leasing Activity (1)
Net Leased during the Period (square feet in thousands)	2,354	571	341	335	943	2,190	330
Net Rent (per square foot)	$24.52	$26.10	$28.58	$26.57	$32.73	$29.41	$33.35
Free rent (per square foot)	(1.25)	(1.22)	(0.91)	(0.83)	(0.39)	(0.75)	(0.56)
Tenant improvements and leasing commissions (per square foot)	(5.10)	(6.22)	(6.51)	(5.01)	(6.09)	(6.02)	(4.84)
Net Effective Rent (per square foot)	$18.17	$18.66	$21.16	$20.73	$26.25	$22.64	$27.95
Change in Second Generation Net Rent	20.0%	15.8%	28.5%	16.9%	19.7%	19.6%	35.2%
Change in Cash-Basis Second Generation Net Rent	10.3%	3.3%	13.5%	7.3%	6.3%	6.9%	19.3%

Same Property Information (2)
Percent Leased (period end)	91.8%	92.1%	93.9%	92.9%	92.6%	92.6%	93.6%
Weighted Average Occupancy	89.4%	89.9%	90.7%	89.1%	87.7%	89.4%	92.0%
Change in Net Operating Income (over prior year period)	6.1%	5.5%	6.8%	1.3%	3.6%	4.4%	2.6%
Change in Cash-Basis Net Operating Income (over prior year period)	8.4%	5.4%	8.6%	2.0%	4.2%	5.3%	9.4%

Development Pipeline
Estimated Project Costs (in thousands) (3)	$512,200	$529,200	$463,500	$402,000	$490,500	$490,500	$271,500
Estimated Project Costs (3) / Total Undepreciated Assets	10.5%	10.6%	9.6%	8.1%	9.9%	9.9%	5.5%

Market Capitalization (4)
Common Stock Price (period end)	$8.51	$8.27	$8.79	$9.34	$9.25	$9.25	$8.68
Common Stock/Units Outstanding (period end in thousands)	401,596	426,823	426,942	426,995	426,995	426,995	427,218
Equity Market Capitalization (in thousands)	$3,417,582	$3,529,826	$3,752,820	$3,988,133	$3,949,704	$3,949,704	$3,708,252
Debt (in thousands)	1,632,270	1,498,044	1,205,632	1,286,252	1,262,523	1,262,523	1,262,833
Total Market Capitalization (in thousands)	$5,049,852	$5,027,870	$4,958,452	$5,274,385	$5,212,227	$5,212,227	$4,971,085

Credit Ratios (4)
Net Debt/Total Market Capitalization	31.6%	29.1%	24.0%	23.2%	21.4%	21.4%	23.2%
Net Debt/Total Undepreciated Assets	32.8%	29.4%	24.7%	24.7%	22.5%	22.5%	23.5%
Net Debt/Annualized Adjusted EBITDAre	5.22	4.49	3.93	4.31	3.75	3.75	3.77
Fixed Charges Coverage (Adjusted EBITDAre)	4.63	5.13	5.49	5.82	6.01	5.58	5.39

Cousins Properties	8	Q1 2018 Supplemental Information

KEY PERFORMANCE METRICS

	2016	2017 1st	2017 2nd	2017 3rd	2017 4th	2017	2018 1st
Dividend Information (4)
Common Dividend per Share (5)	$0.30	$0.06	$0.06	$0.06	$0.06	$0.24	$0.065
FFO Payout Ratio	46.1%	37.5%	38.0%	40.4%	39.3%	38.8%	42.3%
FAD Payout Ratio	59.0%	56.4%	52.9%	67.2%	66.8%	60.2%	61.6%

Operations Ratios (4)
Annualized General and Administrative Expenses/Total Undepreciated Assets	0.53%	0.50%	0.72%	0.58%	0.45%	0.56%	0.55%

Additional Information (4)
Straight Line Rental Revenue	$18,967	$9,608	$7,826	$6,825	$6,714	$30,973	$8,136
Above and Below Market Rents Amortization	$7,097	$1,602	$1,929	$1,852	$1,838	$7,221	$1,793
Second Generation Capital Expenditures	$46,876	$10,971	$7,569	$15,949	$18,996	$53,485	$11,256

(1) See Office Leasing Activity on page 18 for additional detail and explanations.
(2) Same Property Information is derived from the pool of office properties, as defined, in the period originally reported. See Same Property Performance on page 17 and Non-GAAP Financial Measures - Calculations and Reconciliations on page 34 for additional information.
(3) Represents Cousins' share of estimated project costs. See Development Pipeline on page 25 for additional detail.
(4) See Non-GAAP Financial Measures - Calculations and Reconciliations beginning on page 30.
(5) The fourth quarter 2016 dividend was declared and paid one quarter in arrears.

Cousins Properties	9	Q1 2018 Supplemental Information

KEY PERFORMANCE METRICS

(1) Office properties only.

Note: See additional information included herein for calculations, definitions, and reconciliations to GAAP financial measures.

Cousins Properties	10	Q1 2018 Supplemental Information

FUNDS FROM OPERATIONS - SUMMARY (1)

	2016	2017 1st	2017 2nd	2017 3rd	2017 4th	2017	2018 1st
Net Operating Income	$260,281	$80,167	$80,115	$75,815	$77,109	$313,206	$80,578
Land Sales Less Cost of Sales	3,770	—	63	4	—	67	330
Fee Income	8,347	1,936	1,854	2,597	2,245	8,632	2,894
Other Income	5,525	6,889	5,304	1,634	2,164	15,991	1,034
Reimbursed Expenses	(3,259)	(865)	(907)	(895)	(860)	(3,527)	(942)
General and Administrative Expenses	(25,592)	(6,182)	(8,618)	(7,193)	(5,530)	(27,523)	(6,809)
Interest Expense	(41,095)	(12,066)	(10,444)	(9,363)	(9,509)	(41,382)	(11,293)
Other Expenses	(45,984)	(2,391)	(542)	196	(953)	(3,690)	(695)
Depreciation and Amortization of Non-Real Estate Assets	(1,365)	(451)	(465)	(461)	(497)	(1,874)	(473)
FFO (1)	$160,628	$67,037	$66,360	$62,334	$64,169	$259,900	$64,624
Weighted Average Shares - Diluted	256,023	411,186	427,180	427,300	427,288	423,297	427,695
FFO per Share (1)	$0.63	$0.16	$0.16	$0.15	$0.15	$0.61	$0.15

(1) See pages 30 and 33 for reconciliations of Funds from Operations to net income available to common shareholders.

Cousins Properties	11	Q1 2018 Supplemental Information

FUNDS FROM OPERATIONS - DETAIL (1)

	2016	2017 1st	2017 2nd	2017 3rd	2017 4th	2017	2018 1st

Net Operating Income
Consolidated Properties
Hearst Tower	$5,957	$6,356	$6,370	$6,302	$7,158	$26,186	$6,493
Corporate Center (2)	5,005	4,761	5,374	5,308	5,446	20,889	5,780
Hayden Ferry (2)	3,881	5,209	5,307	5,466	5,968	21,950	5,766
Northpark (2)	22,144	5,410	5,130	4,945	5,021	20,506	5,731
Fifth Third Center	17,501	4,842	4,681	4,772	4,989	19,284	4,729
864 Spring Street	—	—	—	—	50	50	4,726
Promenade	14,555	4,173	4,407	4,184	3,991	16,755	4,240
One Eleven Congress	3,256	3,713	3,735	4,172	3,526	15,146	4,036
San Jacinto Center	3,456	4,038	4,207	3,918	3,906	16,069	3,635
Colorado Tower	12,408	3,383	3,352	3,344	3,478	13,557	3,429
3344 Peachtree	3,505	3,235	2,884	2,705	2,085	10,909	2,994
One Buckhead Plaza	2,817	3,097	2,806	3,071	2,760	11,734	2,785
816 Congress Avenue	9,900	2,694	2,641	2,766	2,797	10,898	2,780
NASCAR Plaza	2,507	2,477	2,394	2,609	2,709	10,189	2,652
3350 Peachtree	2,006	2,264	2,288	2,153	1,968	8,673	1,987
Tempe Gateway	1,966	2,008	2,136	1,964	1,971	8,079	1,893
Two Buckhead Plaza	1,369	1,321	1,337	1,318	1,806	5,782	1,545
3348 Peachtree	1,541	1,491	1,491	1,657	1,507	6,146	1,405
8000 Avalon	—	—	—	80	353	433	1,357
111 West Rio	—	—	1,396	1,236	1,412	4,044	1,314
The Pointe	1,227	1,146	1,146	1,069	1,207	4,568	1,236
Research Park V	844	359	916	874	827	2,976	1,012
Meridian Mark Plaza	3,674	989	997	979	1,116	4,081	920
Harborview Plaza	898	930	931	1,035	1,074	3,970	712
Other (3)	32,487	7,095	6,580	2,954	2,650	19,279	—
Subtotal - Consolidated	152,904	70,991	72,506	68,881	69,775	282,153	73,157

Unconsolidated Properties (4)
Gateway Village (2)(5)	2,450	1,751	1,756	1,805	1,735	7,047	1,968
Terminus 200	6,754	1,798	1,749	1,769	1,663	6,979	1,755
Terminus 100	7,586	1,912	1,906	1,829	1,851	7,498	1,731
Emory University Hospital Midtown Medical Office Tower	3,970	989	948	961	1,015	3,913	990
Carolina Square	—	—	—	47	658	705	928
300 Colorado	—	—	—	—	—	—	49
Other (3)	8,026	2,726	1,250	523	412	4,911	—
Subtotal - Unconsolidated	28,786	9,176	7,609	6,934	7,334	31,053	7,421

Discontinued Operations (6)	78,591	—	—	—	—	—	—

Total Net Operating Income (1)	260,281	80,167	80,115	75,815	77,109	313,206	80,578

Sales Less Cost of Sales
Land Sales Less Cost of Sales - Consolidated	3,580	—	63	4	—	67	—
Land Sales Less Cost of Sales - Unconsolidated (4)	190	—	—	—	—	—	330
Total Sales Less Cost of Sales	3,770	—	63	4	—	67	330

Cousins Properties	12	Q1 2018 Supplemental Information

FUNDS FROM OPERATIONS - DETAIL (1)

	2016	2017 1st	2017 2nd	2017 3rd	2017 4th	2017	2018 1st

Fee Income
Management Fees (7)	5,158	1,402	1,492	1,458	1,442	5,794	1,524
Leasing & Other Fees	912	102	44	77	475	698	1,079
Development Fees	2,277	432	318	1,062	328	2,140	291
Total Fee Income	8,347	1,936	1,854	2,597	2,245	8,632	2,894

Other Income
Interest and Other Income	928	188	262	258	1,540	2,248	600
Termination Fees	122	5,238	2,913	734	385	9,270	360
Interest and Other Income - Unconsolidated (4)	1,188	504	105	81	231	921	74
Gain on Extinguishment of Debt	—	—	1,829	429	—	2,258	—
Termination Fees - Unconsolidated (4)	3,000	959	195	132	8	1,294	—
Termination Fees - Discontinued Operations (6)	288	—	—	—	—	—	—
Interest and Other Income - Discontinued Operations (6)	(1)	—	—	—	—	—	—
Total Other Income	5,525	6,889	5,304	1,634	2,164	15,991	1,034

Total Fee and Other Income	13,872	8,825	7,158	4,231	4,409	24,623	3,928

Reimbursed Expenses	(3,259)	(865)	(907)	(895)	(860)	(3,527)	(942)

General and Administrative Expenses	(25,592)	(6,182)	(8,618)	(7,193)	(5,530)	(27,523)	(6,809)

Interest Expense
Consolidated Debt
Senior Notes, Unsecured ($250M)	—	—	—	(2,353)	(2,489)	(4,842)	(2,489)
Term Loan, Unsecured	(386)	(1,288)	(1,564)	(1,655)	(1,691)	(6,198)	(1,858)
Fifth Third Center	(1,702)	(1,272)	(1,266)	(1,260)	(1,254)	(5,052)	(1,247)
Promenade	(4,614)	(1,134)	(1,127)	(1,119)	(1,112)	(4,492)	(1,102)
Colorado Tower	(1,412)	(1,059)	(1,059)	(1,059)	(1,059)	(4,236)	(1,059)
Senior Notes, Unsecured ($100M)	—	—	(876)	(1,025)	(1,036)	(2,937)	(1,036)
816 Congress Avenue	(3,268)	(814)	(810)	(806)	(803)	(3,233)	(799)
Credit Facility, Unsecured	(3,914)	(1,035)	(1,153)	(444)	(418)	(3,050)	(742)
Meridian Mark Plaza	(1,512)	(373)	(372)	(370)	(368)	(1,483)	(366)
The Pointe	(171)	(176)	(178)	(177)	(176)	(707)	(175)
Other (3)	(14,369)	(4,180)	(2,336)	(20)	—	(6,536)	—
Capitalized	4,697	1,590	2,218	2,701	2,733	9,242	1,095
Subtotal - Consolidated	(26,651)	(9,741)	(8,523)	(7,587)	(7,673)	(33,524)	(9,778)

Unconsolidated Debt (4)
Terminus 100	(3,368)	(831)	(827)	(824)	(818)	(3,300)	(625)
Terminus 200	(1,551)	(383)	(382)	(380)	(378)	(1,523)	(376)
Emory University Hospital Midtown Medical Office Tower	(1,311)	(324)	(322)	(320)	(319)	(1,285)	(317)
Carolina Square	—	—	—	(27)	(157)	(184)	(197)
Other (3)	(2,193)	(787)	(390)	(225)	(164)	(1,566)	—
Subtotal - Unconsolidated	(8,423)	(2,325)	(1,921)	(1,776)	(1,836)	(7,858)	(1,515)

Cousins Properties	13	Q1 2018 Supplemental Information

FUNDS FROM OPERATIONS - DETAIL (1)

	2016	2017 1st	2017 2nd	2017 3rd	2017 4th	2017	2018 1st

Discontinued Operations (6)	(6,021)	—	—	—	—	—	—

Total Interest Expense	(41,095)	(12,066)	(10,444)	(9,363)	(9,509)	(41,382)	(11,293)

Other Expenses
Severance	(249)	(28)	—	(73)	(345)	(446)	(195)
Partners' share of FFO in consolidated joint ventures	(3,775)	—	—	(4)	(12)	(16)	(144)
Property Taxes and Other Holding Costs	(440)	(304)	(140)	(139)	(181)	(764)	(130)
Transaction Costs - Merger	(24,522)	(1,930)	(246)	677	(162)	(1,661)	(91)
Loss on Extinguishment of Debt - Consolidated	—	—	—	—	—	—	(85)
Predevelopment & Other	(943)	(129)	(156)	(265)	(253)	(803)	(50)
Transaction Costs - Spin-off	(6,349)	—	—	—	—	—	—
Loss on Extinguishment of Debt - Unconsolidated (4)	(5,180)	—	—	—	—	—	—
Impairment Loss	(4,526)	—	—	—	—	—	—
Total Other Expenses	(45,984)	(2,391)	(542)	196	(953)	(3,690)	(695)

Depreciation and Amortization of Non-Real Estate Assets	(1,365)	(451)	(465)	(461)	(497)	(1,874)	(473)

FFO (1)	$160,628	$67,037	$66,360	$62,334	$64,169	$259,900	$64,624
Weighted Average Shares - Diluted	256,023	411,186	427,180	427,300	427,288	423,297	427,695
FFO per Share (1)	$0.63	$0.16	$0.16	$0.15	$0.15	$0.61	$0.15

Note: Amounts may differ slightly from other schedules contained herein due to rounding.
(1) See Non-GAAP Financial Measures - Calculations and Reconciliations beginning on page 30.
(2) Contains multiple buildings that are grouped together for reporting purposes.
(3) Represents properties sold and loans repaid prior to March 31, 2018 that are not considered discontinued operations.
(4) Unconsolidated amounts include amounts recorded in unconsolidated joint ventures for the respective category multiplied by the Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures, but believes including these amounts in the categories indicated is meaningful to investors and analysts.

(5) Through December 1, 2016, the Company received an 11.46% current return on its $11.1 million investment in Gateway Village and, when certain other revenue criteria were met, received additional returns. The Company recognized these amounts as
      NOI from this venture. After December 1, 2016, net income and cash flows were allocated 50% to each joint venture member.

(6) Primarily represents Greenway Plaza and Post Oak Central.
(7) Management Fees include reimbursement of expenses that are included in the "Reimbursed Expenses" line item.

Cousins Properties	14	Q1 2018 Supplemental Information

PORTFOLIO STATISTICS

Office Properties	Rentable Square Feet	Financial Statement Presentation	Company's Ownership Interest	End of Period Leased		Weighted Average Occupancy		% of Total Net Operating Income (1)	Property Level Debt ($000) (2)
				1Q18	4Q17	1Q18	4Q17
Northpark (3)	1,539,000	Consolidated	100%	86.0%	86.3%	82.5%	75.3%	7.1%	$—
864 Spring Street	503,000	Consolidated	100%	100.0%	100.0%	100.0%	—%	5.9%	—
Promenade	777,000	Consolidated	100%	94.2%	94.1%	94.1%	94.1%	5.3%	101,319
3344 Peachtree	484,000	Consolidated	100%	92.4%	91.7%	91.5%	90.6%	3.7%	—
One Buckhead Plaza	461,000	Consolidated	100%	88.7%	89.6%	88.8%	89.5%	3.5%	—
3350 Peachtree	413,000	Consolidated	100%	86.2%	86.2%	86.2%	93.2%	2.5%	—
Terminus 100	660,000	Unconsolidated	50%	90.1%	93.7%	86.2%	88.6%	2.2%	61,578
Terminus 200	566,000	Unconsolidated	50%	94.1%	94.1%	93.7%	90.6%	2.2%	39,448
Two Buckhead Plaza	210,000	Consolidated	100%	91.0%	91.0%	84.7%	83.9%	1.9%	—
8000 Avalon	224,000	Consolidated	90%	96.8%	94.1%	70.9%	39.0%	1.7%	—
3348 Peachtree	258,000	Consolidated	100%	87.1%	87.1%	87.1%	88.9%	1.7%	—
Emory University Hospital Midtown Medical Office Tower	358,000	Unconsolidated	50%	99.9%	99.5%	99.9%	98.5%	1.2%	35,336
Meridian Mark Plaza	160,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	1.1%	23,851
ATLANTA	6,613,000			91.1%	90.5%	88.7%	84.9%	40.0%	261,532

Hearst Tower	966,000	Consolidated	100%	99.1%	98.9%	99.0%	98.7%	8.0%	—
Fifth Third Center	692,000	Consolidated	100%	99.7%	98.8%	95.8%	95.9%	5.9%	145,235
NASCAR Plaza	394,000	Consolidated	100%	98.7%	98.7%	98.7%	98.7%	3.3%	—
Gateway Village (3)	1,061,000	Unconsolidated	50%	99.4%	99.4%	99.4%	99.4%	2.4%	—
CHARLOTTE	3,113,000			99.3%	98.9%	98.2%	98.1%	19.6%	145,235

One Eleven Congress	519,000	Consolidated	100%	86.4%	87.8%	87.0%	85.0%	5.0%	—
San Jacinto Center	395,000	Consolidated	100%	94.3%	94.4%	93.0%	98.7%	4.5%	—
Colorado Tower	373,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	4.3%	119,190
816 Congress	435,000	Consolidated	100%	97.7%	95.2%	95.2%	95.2%	3.5%	82,362
Research Park V	173,000	Consolidated	100%	97.1%	97.1%	97.1%	85.7%	1.3%	—
AUSTIN	1,895,000			94.3%	94.1%	93.6%	93.2%	18.6%	201,552

Hayden Ferry (3)	789,000	Consolidated	100%	96.0%	96.2%	91.9%	91.2%	7.2%	—
Tempe Gateway	264,000	Consolidated	100%	98.6%	98.6%	90.2%	98.5%	2.3%	—
111 West Rio	225,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	1.6%	—
PHOENIX	1,278,000			97.2%	97.3%	93.0%	94.3%	11.1%	—

Corporate Center (3)	1,224,000	Consolidated	100%	97.5%	96.7%	94.6%	91.8%	7.2%	—
The Pointe	253,000	Consolidated	100%	93.6%	93.1%	93.3%	95.0%	1.5%	22,567
Harborview Plaza	205,000	Consolidated	100%	67.4%	99.7%	77.2%	98.0%	0.9%	—
TAMPA	1,682,000			93.2%	96.5%	92.3%	93.1%	9.6%	22,567

Carolina Square Office (4)	158,000	Unconsolidated	50%	74.8%	74.8%	69.2%	41.6%	0.5%	11,888
CHAPEL HILL	158,000			74.8%	74.8%	69.2%	41.6%	0.5%	11,888

TOTAL OFFICE	14,739,000			93.9%	94.1%	92.0%	90.5%	99.4%	$642,774

Other Properties
Carolina Square Apartments (246 Units) (4)	266,000	Unconsolidated	50%	91.5%	91.1%	89.3%	87.4%	0.5%	20,014
Carolina Square Retail (4)	44,000	Unconsolidated	50%	81.5%	81.5%	56.8%	58.0%	0.1%	3,311

TOTAL OTHER	310,000			90.1%	89.7%	84.7%	83.2%	0.6%	$23,325

TOTAL	15,049,000							100.0%	$666,099

See next page for footnotes

Cousins Properties	15	Q1 2018 Supplemental Information

PORTFOLIO STATISTICS

(1)	Represents the Company's share of net operating income for the three months ended March 31, 2018.
(2)	Represents the Company's share of property specific mortgage debt as of March 31, 2018.
(3)	Contains multiple buildings that are grouped together for reporting purposes.
(4)	The Company's share of Carolina Square debt has been allocated to office, retail, and apartments based on their relative square footage.

Cousins Properties	16	Q1 2018 Supplemental Information

SAME PROPERTY PERFORMANCE (1)

	Net Operating Income ($ in thousands)
	Three Months Ended March 31,
	2018	2017	% Change
Property Revenues (2)	$114,322	$109,996	3.9%
Property Operating Expenses (2)	42,119	39,654	6.2%
Property Net Operating Income	$72,203	$70,342	2.6%

Cash-Basis Property Revenues (3)	$106,561	$98,542	8.1%
Cash-Basis Property Operating Expenses (4)	41,969	39,504	6.2%
Cash-Basis Property Net Operating Income	$64,592	$59,038	9.4%

End of Period Leased	93.6%	94.6%
Weighted Average Occupancy	92.0%	91.2%

(1)
Same Properties include those office properties that were operational and stabilized on January 1, 2017, excluding properties subsequently sold. See Non-GAAP Financial Measures - Calculation and Reconciliations. Properties included in this reporting period are as follows:

	816 Congress	Harborview Plaza	Promenade
	3344 Peachtree	Hayden Ferry	Research Park V
	3348 Peachtree	Hearst Tower	San Jacinto Center
	3350 Peachtree	Meridian Mark Plaza	Tempe Gateway
	Colorado Tower	NASCAR Plaza	Terminus 100
	Corporate Center	Northpark	Terminus 200
	Emory University Hospital Midtown Medical Office Tower	One Buckhead Plaza	The Pointe
	Fifth Third Center	One Eleven Congress	Two Buckhead Plaza
Gateway Village
(2)
Property Revenues and Expenses include results for the Company and its share of unconsolidated joint ventures. Net operating income for unconsolidated joint ventures is calculated as property revenues less property expenses at the joint ventures multiplied by the Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures, but believes that including these amounts with consolidated net operating income is meaningful to investors and analysts.

(3)
Cash-Basis Same Property Revenues include that of the Company and its share of unconsolidated joint ventures. It represents Property Revenues, excluding straight-line rents, amortization of lease inducements, and amortization of acquired above and below market rents.

(4)
Cash-Basis Same Property Operating Expenses include that of the Company and its share of unconsolidated joint ventures. It represents Property Operating Expenses, excluding straight-line ground rent expense and amortization of above and below market ground rent expense.

Cousins Properties	17	Q1 2018 Supplemental Information

OFFICE LEASING ACTIVITY(1)

	Three Months Ended March 31, 2018
	New	Renewal	Expansion	Total
Gross leased (square feet)				449,721
Less: Leases one year or less, amenity leases, percentage rent leases, storage leases, intercompany leases, and license agreements				(120,138)
Net leased (square feet)	40,768	259,616	29,199	329,583
Number of transactions	6	19	3	28
Lease term (years) (2)	6.6	4.8	7.7	5.3

Net rent (per square foot) (3)	$28.00	$34.28	$32.56	33.35
Free rent (per square foot)	(0.90)	(0.55)	—	(0.56)
Tenant Improvements and Commissions (per square foot)	(6.04)	(4.49)	(6.41)	(4.84)
Net effective rent (per square foot)	$21.06	$29.24	$26.15	$27.95

Second generation leased square feet (4)				302,389
Increase in second generation net rent (2)(3)(4)				35.2%
Increase in cash-basis second generation net rent (2)(4)(5)				19.3%

(1) Excludes apartment and retail leasing at mixed-use projects.
(2) Weighted average.
(3) Represents straight-lined net rent per square foot (operating expenses deducted from gross leases) over the lease term.
(4) Excludes leases executed for spaces that were vacant upon acquisition, new leases in development properties, and leases for spaces that have been vacant for one year or more.
(5) Represents increase in net rent at the end of term paid by the prior tenant compared to net rent at beginning of term paid by the current tenant. For early renewals, represents increase in net rent at the end of the term of the original lease compared to net rent at the beginning of the extended term of the lease.

Cousins Properties	18	Q1 2018 Supplemental Information

OFFICE LEASE EXPIRATIONS

Lease Expirations by Year (1)

Year of Expiration	Square Feet Expiring	% of Leased Space	Annual Contractual Rents ($000's) (2)	% of Annual Contractual Rents	Annual Contractual Rent/Sq. Ft.

2018	560,079	4.5%	$14,560	3.6%	$26.00
2019	852,834	6.8%	25,653	6.3%	30.08
2020	876,161	7.0%	28,276	6.9%	32.27
2021	1,351,798	10.8%	42,489	10.4%	31.43
2022	1,465,112	11.7%	44,289	10.8%	30.23
2023	1,137,451	9.1%	39,351	9.6%	34.60
2024	976,737	7.8%	35,598	8.7%	36.45
2025	1,371,859	11.0%	45,185	11.0%	32.94
2026	1,271,101	10.2%	33,482	8.2%	26.35
2027 & Thereafter	2,644,301	21.1%	100,496	24.5%	38.00

Total	12,507,433	100.0%	$409,379	100.0%	$32.73

Lease Expirations Greater than 100,000 Square Feet Through Year End 2020 (1)

Expiration Date	Tenant	Market	Building	Square Feet Expiring
January 2019	National Union Fire Insurance Company (dba AIG)	Atlanta	Northpark	105,362

(1) Company's share.
(2) Annual Contractual Rent shown is the rate in the year of expiration. It includes the minimum contractual rent paid by the tenant which may or may not include a base year of operating expenses depending upon the terms of the lease.

Cousins Properties	19	Q1 2018 Supplemental Information

OFFICE LEASE EXPIRATIONS

## Lease Expirations by Year (1)

3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
0
Square Feet
560,079
852,834
876,161
1,351,798
1,465,112
1,137,451
976,737
1,371,859
1,271,101
2,644,301
2018
2019
2020
2021
2022
2023
2024
2025
2026
2027 & Thereafter
4.5%
6.8%
7.0%
10.8%
11.7%
9.1%
7.8%
11.0%
10.2%
21.1%
% of Total Square Feet

(1) Company's share

Cousins Properties	20	Q1 2018 Supplemental Information

TOP 20 OFFICE TENANTS

	Tenant (1)	Number of Properties Occupied	Number of Markets Occupied	Company's Share of Square Footage	Company's Share of Annualized Base Rent (2)	Percentage of Company's Share of Annualized Base Rent	Weighted Average Remaining Lease Term (Years)
1	Bank of America, N.A.	4	2	1,103,765	$18,954,687	5.5%	7
2	NCR Corporation	1	1	503,133	16,034,849	4.6%	15
3	Wells Fargo Bank, N.A.	5	4	236,033	7,167,957	2.1%	4
4	McGuirewoods LLP	3	3	198,648	5,921,920	1.7%	9
5	Westrock Shared Services, LLC	1	1	179,711	5,519,026	1.6%	12
6	Blue Cross Blue Shield	1	1	198,834	5,468,395	1.6%	3
7	ADP, LLC	1	1	225,000	5,400,000	1.6%	10
8	Regus Equity Business Centers, LLC	7	4	169,994	5,377,514	1.5%	4
9	Smith, Gambrell & Russell, LLP	1	1	159,136	5,059,025	1.5%	3
10	OSI Restaurant Partners, LLC (dba Outback Steakhouse)	1	1	167,723	5,008,209	1.4%	7
11	NASCAR Media Group, LLC	1	1	139,461	4,796,073	1.4%	3
12	Hearst Communications, Inc.	1	1	137,724	4,341,060	1.3%	12
13	Parsley Energy, L.P.	1	1	135,107	4,219,392	1.2%	7
14	Amazon	3	2	120,153	4,209,909	1.2%	6
15	Board of Regents of the University System of Georgia (dba Georgia State University)	1	1	135,124	3,991,563	1.1%	6
16	K & L Gates LLP	1	1	110,914	3,838,935	1.1%	10
17	Fifth Third Bank	2	2	120,436	3,458,125	1.0%	4
18	Carlton Fields Jorden Burt, PA	1	1	83,798	3,351,082	1.0%	13
19	National Union Fire Insurance Company (dba AIG)	1	1	105,362	3,113,390	0.9%	1
20	SVB Financial Group (dba Silicon Valley Bank)	1	1	100,532	3,062,507	0.9%	6
	Grand Total			4,330,588	$118,293,618	34.2%	7

(1)	In some cases, the actual tenant may be an affiliate of the entity shown.
(2)
Annualized Base Rent represents the annualized minimum rent paid by the tenant as of the date of this report. If the tenant is in a free rent period as of the date of this report, Annualized Base Rent represents the annualized minimum contractual rent the tenant will pay in the first month it is required to pay rent which may or may not include a base year of operating expenses depending upon the terms of the lease.

Note:	This schedule includes tenants whose leases have commenced and/or who have taken occupancy. Leases that have been signed but have not commenced are excluded.

Cousins Properties	21	Q1 2018 Supplemental Information

TENANT INDUSTRY DIVERSIFICATION

Percentage of Total Revenues (1)

Technology 15.0%
Professional Services 14.9%
Legal 13.3%
Consumer Goods & Services 9.2%
Insurance 5.8%
Health Care 5.3%
Other 4.9%
Marketing/Media/ Creative 4.5%
Real Estate 2.5%
Construction/Design 1.8%
Energy 1.8%
Government 0.9%
Non Profit 0.3%
Financial 19.9%

(1) Represents Company's share of total revenues excluding properties sold prior to March 31, 2018.
Note: Management uses SIC codes when available along with judgment to determine tenant industry classification.

Cousins Properties	22	Q1 2018 Supplemental Information

INVESTMENT ACTIVITY

Completed Property Acquisitions

Property	Type	Market	Company's Ownership Interest	Timing	Square Feet	Gross Purchase Price ($ in thousands) (1)

2017
111 West Rio (2)	Office	Phoenix	100.0%	1Q	225,000	$19,600

2016
Parkway Properties	Office	Various	Various	4Q	8,819,000	(3)
Cousins Fund II, L.P. (4)	Office	Various	100.0%	4Q	(4)	279,100

2014
Fifth Third Center	Office	Charlotte	100.0%	3Q	698,000	215,000
Northpark	Office	Atlanta	100.0%	4Q	1,528,000	348,000

2013
Post Oak Central	Office	Houston	100.0%	1Q	1,280,000	230,900
Terminus 200	Office	Atlanta	50.0%	1Q	566,000	164,000
816 Congress	Office	Austin	100.0%	2Q	435,000	102,400
Greenway Plaza	Office	Houston	100.0%	3Q	4,348,000	950,000
777 Main	Office	Fort Worth	100.0%	3Q	980,000	160,000

					18,879,000	$2,469,000

Completed Property Developments

Project	Type	Market	Company's Ownership Interest	Timing	Square Feet		Total Project Cost ($ in thousands) (1)

2018
864 Spring Street	Office	Atlanta	100.0%	1Q	503,000		$216,900

2017
8000 Avalon	Office	Atlanta	90.0%	2Q	224,000		73,000
Carolina Square	Mixed	Chapel Hill	50.0%	3Q	468,000	(5)	123,000

2015
Colorado Tower	Office	Austin	100.0%	1Q	373,000		126,100
Emory Point - Phase II	Mixed	Atlanta	75.0%	3Q	302,000		75,400
Research Park V	Office	Austin	100.0%	4Q	173,000		45,000

2013
Emory Point - Phase I	Mixed	Atlanta	75.0%	4Q	484,000		102,300

					2,527,000		$761,700

(1) Except as otherwise noted, amounts represent total purchase prices and total project cost paid by the Company and, where applicable, its joint venture partner.
(2) The Company acquired a 74.6% interest in 111 West Rio as part of the Parkway merger and, in the first quarter of 2017, purchased the remaining 25.4% interest from American Airlines.
(3) Properties acquired in the Parkway Transaction. See further information in note 3 to the financial statements included in the Company's filings on Form 10-K for the years ended
December 31, 2016 and December 31, 2017, respectively, and reports filed with the SEC by the Company, Parkway Properties Inc., and Parkway Properties.
(4) Purchased the outside interest (approximately 70%) in a consolidated partnership for $279.1 million; this included cash from the sale of Two Liberty Place in Philadelphia as well as the
Hayden Ferry buildings in Tempe and 3344 Peachtree in Atlanta.
(5) Carolina Square is comprised of 202,000 square feet of office and retail space and 246 apartments.

Cousins Properties	23	Q1 2018 Supplemental Information

INVESTMENT ACTIVITY

Completed Property Dispositions

Property	Type	Market	Company's Ownership Interest	Timing	Square Feet	Gross Sales Price ($ in thousands) (1)
2017
Emory Point I and II	Mixed	Atlanta	75.0%	2Q	786,000	$199,000
American Cancer Society Center	Office	Atlanta	100.0%	2Q	996,000	166,000
Bank of America Center, One Orlando ---Centre, and Citrus Center	Office	Orlando	100.0%	4Q	1,038,000	208,100
Courvoisier Centre (2)	Office	Miami	20.0%	4Q	343,000	33,900

2016
100 North Point Center East	Office	Atlanta	100.0%	1Q	129,000	22,000
Post Oak Central and Greenway Plaza (3)	Office	Houston	100.0%	4Q	5,628,000	—
Two Liberty Place	Office	Philadelphia	100.0%	4Q	941,000	219,000
191 Peachtree	Office	Atlanta	100.0%	4Q	1,225,000	267,500
Lincoln Place	Office	Miami	100.0%	4Q	140,000	80,000
The Forum	Office	Atlanta	100.0%	4Q	220,000	70,000

2015
2100 Ross	Office	Dallas	100.0%	3Q	844,000	131,000
200, 333, and 555 North Point Center East	Office	Atlanta	100.0%	4Q	411,000	70,300
The Points at Waterview	Office	Dallas	100.0%	4Q	203,000	26,800

2014
Lakeshore and University Park Place	Office	Birmingham	100.0%	3Q	320,000	44,700
Mahan Village	Retail	Florida	50.5%	4Q	147,000	29,500
Cousins Watkins LLC	Retail	Other	50.5%	4Q	339,000	50,000
777 Main	Office	Fort Worth	100.0%	4Q	980,000	167,000

2013
Terminus 100	Office	Atlanta	100.0%	1Q	656,000	209,200
Tiffany Springs MarketCenter	Retail	Kansas City	88.5%	3Q	238,000	53,500
The Avenue Murfreesboro	Retail	Nashville	50.0%	3Q	752,000	164,000
CPV Two LLC and CPV Five LLC	Retail	Other	10.3%	3Q	2,113,000	522,300
Inhibitex	Office	Atlanta	100.0%	4Q	51,000	8,300
					18,500,000	$2,742,100

(1) Except as otherwise noted, amounts represent total gross sales prices received by the Company and, where applicable, its joint venture partner..
(2) The Company sold its partnership interest for $12.6 million in a transaction that valued its interest in the property at $33.9 million, prior to deduction for existing mortgage debt.
(3) These properties were spun off as part of the Parkway Transaction. See further information in note 3 to the financial statements included in the Company's filings on Form 10-K for the years ended December 31, 2016 and December 31, 2017, respectively, and reports filed with the SEC by the Company, Parkway, and New Parkway.

Cousins Properties	24	Q1 2018 Supplemental Information

DEVELOPMENT PIPELINE (1)

Project	Type	Market	Company's Ownership Interest	Actual or Projected Construction Start Date	Number of Square Feet /Apartment Units	Estimated Project Cost (1) ($ in thousands)	Company's Share of Estimated Project Costs	Project Cost Incurred to Date (2) ($ in thousands)	Company's Share of Project Costs Incurred to Date	Percent Leased	Initial Occupancy (3)	Estimated Stabilization (4)

858 Spring Street	Office	Atlanta	100%	4Q16	260,000	$120,000	$120,000	$81,964	$81,964	100%	4Q18	4Q18

Dimensional Place (5)	Office	Charlotte	50%	4Q16	282,000	94,000	47,000	65,108	32,554	94%	4Q18	4Q18

120 West Trinity (6)	Mixed	Atlanta	20%	1Q17		85,000	17,000	20,879	4,176
Office					33,000					—%	1Q20	3Q20
Retail					19,000					—%	1Q20	3Q20
Apartments					330					—%	4Q19	2Q20

300 Colorado (7)	Office	Austin	50%	4Q18	309,000	175,000	87,500	32,770	16,385	100%	1Q21	1Q21

Total						$474,000	$271,500	$200,721	$135,079

(1)
This schedule shows projects currently under active development through the substantial completion of construction. Amounts included in the estimated project cost column represent the estimated costs of the project through stabilization. Significant estimation is required to derive these costs, and the final costs may differ from these estimates. The projected stabilization dates are also estimates and are subject to change as the project proceeds through the development process.

(2)	The quarter which the Company estimates the first tenant will take occupancy.
(3)	Stabilization is the earlier of the quarter within which the Company estimates it will achieve 90% economic occupancy or one year from initial occupancy.
(4)	Project Cost Incurred to Date includes predevelopment spending on projects where construction has not yet commenced.
(5)	Dimensional Place is comprised of 262,000 square feet of office space and 16,000 square feet of retail space. The office component is 100% leased and the retail component is not yet leased.
(6)	Initial occupancy and stabilization estimates have been revised to reflect the City of Decatur's updated certificate of occupancy requirements.
(7)
300 Colorado is comprised of 302,000 square feet of office space and 7,000 square feet of retail space, both of which are 100% leased. The budget is not finalized, and it is subject to change. In January 2018, the joint venture acquired the land for this project, and construction is expected to commence December 2018.

Cousins Properties	25	Q1 2018 Supplemental Information

LAND INVENTORY

	Market	Type	Company's Ownership Interest	Cost Basis of Land ($ in thousands)

Wildwood Office Park	Atlanta	Commercial	50%
North Point	Atlanta	Commercial	100%
The Avenue Forsyth-Adjacent Land	Atlanta	Commercial	100%
10000 Avalon	Atlanta	Commercial	75%
Victory Center	Dallas	Commercial	75%
Corporate Center	Tampa	Commercial	100%
Padre Island	Corpus Christi	Residential	50%

Total				$46,371
Company's Share				$23,226

Cousins Properties	26	Q1 2018 Supplemental Information

DEBT SCHEDULE

				Company's Share of Debt Maturities and Principal Payments
Description (Interest Rate Base, if not fixed)	Company's Ownership Interest	Rate at End of Quarter	Maturity Date	2018	2019	2020	2021	2022	Thereafter	Total Principal	Deferred Loan Costs	Above/Below Market Value	Total

Consolidated Debt
Floating Rate
Term Loan, Unsecured (LIBOR + 1.20%-1.70%) (1)	100%	3.08%	12/2/21	$—	$—	$—	$250,000	$—	$—	$250,000	$(1,443)	$—	$248,557
Credit Facility, Unsecured (LIBOR + 1.05%-1.45%) (2)	100%	2.93%	1/3/23	—	—	—	—	—	—	—	—	—	—
Total Floating Rate Debt				—	—	—	250,000	—	—	250,000	(1,443)	—	248,557

Fixed Rate
Senior Notes, Unsecured	100%	3.91%	7/6/25	—	—	—	—	—	250,000	250,000	(1,326)	—	248,674
Fifth Third Center	100%	3.37%	10/1/26	2,305	3,165	3,274	3,386	3,502	130,169	145,801	(566)	—	145,235
Colorado Tower	100%	3.45%	9/1/26	573	2,343	2,425	2,510	2,598	109,551	120,000	(810)	—	119,190
Promenade	100%	4.27%	10/1/22	2,350	3,252	3,393	3,541	89,052	—	101,588	(269)	—	101,319
Senior Notes, Unsecured	100%	4.09%	7/6/27	—	—	—	—	—	100,000	100,000	(497)	—	99,503
816 Congress	100%	3.75%	11/1/24	1,226	1,690	1,754	1,821	1,891	74,521	82,903	(541)	—	82,362
Meridian Mark Plaza	100%	6.00%	8/1/20	388	546	22,978	—	—	—	23,912	(61)	—	23,851
The Pointe	100%	4.01%	2/10/19	346	22,052	—	—	—	—	22,398	—	169	22,567
Total Fixed Rate Debt				7,188	33,048	33,824	11,258	97,043	664,241	846,602	(4,070)	169	842,701

Total Consolidated Debt				7,188	33,048	33,824	261,258	97,043	664,241	1,096,602	(5,513)	169	1,091,258

Unconsolidated Debt
Floating Rate
Carolina Square (LIBOR + 1.90%) (3)	50%	3.78%	5/1/18	35,213	—	—	—	—	—	35,213	—	—	35,213
Total Floating Rate Debt				35,213	—	—	—	—	—	35,213	—	—	35,213
									.
Fixed Rate
Terminus 100	50%	5.25%	1/1/23	1,070	1,494	1,575	1,659	1,749	54,091	61,638	(60)	—	61,578
Terminus 200	50%	3.79%	1/1/23	603	831	863	896	931	35,350	39,474	(26)	—	39,448
Emory University Hospital Midtown Medical Office Tower	50%	3.50%	6/1/23	592	814	842	872	903	31,436	35,459	(123)	—	35,336
Total Fixed Rate Debt				2,265	3,139	3,280	3,427	3,583	120,877	136,571	(209)	—	136,362

Total Unconsolidated Debt				37,478	3,139	3,280	3,427	3,583	120,877	171,784	(209)	—	171,575

Total Debt				$44,666	$36,187	$37,104	$264,685	$100,626	$785,118	$1,268,386	$(5,722)	$169	$1,262,833

Total Maturities (4)				$35,213	$22,018	$22,644	$250,000	$86,295	$756,515	$1,172,685
% of Maturities				3%	2%	2%	21%	7%	65%	100%

Cousins Properties	27	Q1 2018 Supplemental Information

DEBT SCHEDULE

Floating and Fixed Rate Debt Analysis

	Total Debt ($)	Total Debt (%)	Weighted Average Interest Rate	Weighted Average Maturity (Yrs.)
Floating Rate Debt	$285,213	22%	3.17%	3.2
Fixed Rate Debt	983,173	78%	3.93%	6.9
Total Debt	$1,268,386	100%	3.76%	6.1

(1) The spread over LIBOR at March 31, 2018 was 1.20%.
(2) Total borrowing capacity of the Credit Facility as of March 31, 2018 was $997 million. The spread over LIBOR at March 31, 2018 was 1.05%.
(3) The Company's share of the total borrowing capacity of the construction loan is $39.9 million.
(4) Maturities include lump sum principal payments due at the maturity date. Maturities do not include scheduled principal payments due prior to the maturity date.

Cousins Properties	28	Q1 2018 Supplemental Information

DEBT SCHEDULE

Debt Maturity Schedule as of March 31, 2018
$ (in thousands)
300,000
250,000
200,000
150,000
100,000
50,000
0
35,213
22,018
22,644
250,000
86,295
120,491
70,865
250,000
215,159
100,000
2018
2019
2020
2021
2022
2023
2024
2025
2026
2027
Consolidated
Unconsolidated

Cousins Properties	29	Q1 2018 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	2016	2017 1st	2017 2nd	2017 3rd	2017 4th	2017	2018 1st

Income from Discontinued Operations
Rental Property Revenues	$136,927	$—	$—	$—	$—	$—	$—
Rental Property Operating Expenses	(58,336)	—	—	—	—	—	—
Net Operating Income	78,591	—	—	—	—	—	—

Termination Fees	288	—	—	—	—	—	—
Interest and Other Expense	(6,022)	—	—	—	—	—	—
Transaction Costs	(6,349)	—	—	—	—	—	—
FFO from Discontinued Operations	66,508	—	—	—	—	—	—

Depreciation and Amortization of Real Estate	(47,345)	—	—	—	—	—	—
Income from Discontinued Operations	19,163	—	—	—	—	—	—

FFO and EBITDAre
Net income available to common stockholders	79,109	4,751	168,089	12,067	31,368	216,275	16,043
Depreciation and amortization of real estate assets:
Consolidated properties	96,583	54,433	49,575	47,161	43,700	194,869	44,620
Share of unconsolidated joint ventures	13,904	4,195	3,478	2,862	2,656	13,191	3,419
Discontinued properties	47,345	—	—	—	—	—	—
Partners' share of real estate depreciation	(3,564)	—	—	(4)	(19)	(23)	(69)
(Gain) loss on sale of depreciated properties:
Consolidated properties	(73,533)	18	(119,767)	36	(13,330)	(133,043)	372
Share of unconsolidated joint ventures	—	3,539	(37,871)	—	(718)	(35,050)	(48)
Non-controlling interest related to unit holders	784	101	2,856	212	512	3,681	287
FFO	160,628	67,037	66,360	62,334	64,169	259,900	64,624
Interest Expense	41,094	12,066	10,444	9,363	9,509	41,382	11,293
Non-Real Estate Depreciation and Amortization	1,365	451	465	461	497	1,874	473
Impairment Loss	4,526	—	—	—	—	—	—
EBITDAre (1)	207,613	79,554	77,269	72,158	74,175	303,156	76,390
Acquisition and Transaction Costs	30,871	1,930	246	(677)	162	1,661	91
(Gain) Loss on Extinguishment of Debt	5,180	—	(1,829)	(429)	—	(2,258)	85
Adjusted EBITDAre (1)	243,664	81,484	75,686	71,052	74,337	302,559	76,566

Income (Loss) from Unconsolidated Joint Ventures
Net Operating Income
Office Properties	21,399	6,909	6,750	6,890	6,638	27,187	6,933
Other Properties	7,386	2,267	859	44	696	3,866	488
Net Operating Income	28,785	9,176	7,609	6,934	7,334	31,053	7,421
Sales Less Cost of Sales	190	—	—	—	—	—	330
Termination Fees	3,000	959	195	132	8	1,294	—
Interest Expense	(8,423)	(2,325)	(1,922)	(1,776)	(1,836)	(7,859)	(1,515)
Other Income/(Expense)	916	505	45	33	185	768	20
Funds from Operations - Unconsolidated Joint Ventures	24,468	8,315	5,927	5,323	5,691	25,256	6,256

Cousins Properties	30	Q1 2018 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	2016	2017 1st	2017 2nd	2017 3rd	2017 4th	2017	2018 1st

Gain (Loss) on Sale of Depreciated Investment Properties, net	$—	$(3,539)	$37,871	$—	$718	$35,050	$48
Depreciation and Amortization of Real Estate	(13,905)	(4,195)	(3,478)	(2,862)	(2,656)	(13,191)	(3,419)
Net Income from Unconsolidated Joint Ventures	10,563	581	40,320	2,461	3,753	47,115	2,885

Market Capitalization
Common Stock price at Period End	8.51	8.27	8.79	9.34	9.25	9.25	8.68
Number of Common Stock/Units Outstanding at Period End	401,596	426,823	426,942	426,995	426,995	426,995	427,218
Common Stock Capitalization	3,417,582	3,529,826	3,752,820	3,988,133	3,949,704	3,949,704	3,708,252

Debt	1,380,920	1,240,728	1,019,619	1,095,177	1,093,228	1,093,228	1,091,258
Share of Unconsolidated Debt	251,350	257,316	186,013	191,075	169,295	169,295	171,575
Debt (1)	1,632,270	1,498,044	1,205,632	1,286,252	1,262,523	1,262,523	1,262,833

Total Market Capitalization	5,049,852	5,027,870	4,958,452	5,274,385	5,212,227	5,212,227	4,971,085

Credit Ratios
Net Debt (Debt (1) minus Cash)	1,596,583	1,462,289	1,189,212	1,224,085	1,113,594	1,113,594	1,154,681
Total Market Capitalization	5,049,852	5,027,870	4,958,452	5,274,385	5,212,227	5,212,227	4,971,085
Net Debt / Total Market Capitalization	31.6%	29.1%	24.0%	23.2%	21.4%	21.4%	23.2%

Total Assets - Consolidated	4,171,607	4,206,289	4,136,046	4,224,200	4,204,619	4,204,619	4,159,310
Accumulated Depreciation - Consolidated	269,339	326,039	303,266	352,425	380,908	380,908	427,216
Undepreciated Assets - Unconsolidated (1)	604,236	578,207	467,992	483,299	455,100	455,100	481,858
Less: Investment in Unconsolidated Joint Ventures	(179,397)	(128,589)	(101,532)	(109,222)	(101,414)	(101,414)	(145,465)
Total Undepreciated Assets (1)	4,865,785	4,981,946	4,805,772	4,950,702	4,939,213	4,939,213	4,922,919
Net Debt (Debt (1) minus Cash)	1,596,583	1,462,289	1,189,212	1,224,085	1,113,594	1,113,594	1,154,681
Undepreciated Assets (1)	4,865,785	4,981,946	4,805,772	4,950,702	4,939,213	4,939,213	4,922,919
Net Debt / Total Undepreciated Assets (1)	32.8%	29.4%	24.7%	24.7%	22.5%	22.5%	23.5%

Coverage Ratios (1)
Interest Expense	41,094	12,066	10,444	9,363	9,509	41,382	11,293
Scheduled Principal Payments	11,563	3,810	3,334	2,846	2,869	12,859	2,900
Fixed Charges	52,657	15,876	13,778	12,209	12,378	54,241	14,193
EBITDAre	207,613	79,554	77,269	72,158	74,175	303,156	76,390
Fixed Charges Coverage Ratio (EBITDAre) (1)	3.94	5.01	5.61	5.91	5.99	5.59	5.38
Adjusted EBITDAre	243,664	81,484	75,686	71,052	74,337	302,559	76,566
Fixed Charges Coverage Ratio (Adjusted EBITDAre) (1)	4.63	5.13	5.49	5.82	6.01	5.58	5.39

Net Debt (Debt (1) minus Cash)	1,596,583	1,462,289	1,189,212	1,224,085	1,113,594	1,113,594	1,154,681
Annualized EBITDAre (2)	207,613	318,216	309,076	288,632	296,700	296,700	305,564
Net Debt / Annualized EBITDAre (2)	7.69	4.60	3.85	4.24	3.75	3.75	3.78
Annualized Adjusted EBITDAre (2)	306,116	325,936	302,744	284,208	297,348	297,348	306,264
Net Debt / Annualized Adjusted EBITDAre (2)	5.22	4.49	3.93	4.31	3.75	3.75	3.77

Cousins Properties	31	Q1 2018 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	2016	2017 1st	2017 2nd	2017 3rd	2017 4th	2017	2018 1st

Dividend Information
Common Dividends (3)	$74,126	$25,161	$25,212	$25,201	$25,202	$100,776	$27,315
FFO	160,628	67,037	66,360	62,334	64,169	259,900	64,624
FFO Payout Ratio	46.1%	37.5%	38.0%	40.4%	39.3%	38.8%	42.3%

FFO	160,628	67,037	66,360	62,334	64,169	259,900	64,624
Amortization of Deferred Financing Costs	1,404	442	446	456	456	1,800	603
Non-Cash Stock-Based Compensation	1,647	489	480	507	507	1,983	543
Non-Real Estate Depreciation and Amortization	1,365	451	465	461	497	1,874	473
Lease Inducements	1,522	133	103	114	135	485	147
Straight Line Rent Ground Leases	104	110	110	110	110	440	110
Acquisition and Transaction Costs	30,871	1,930	246	(677)	162	1,661	91
(Gain) Loss on Extinguishment of Debt	5,180	—	(1,829)	(429)	—	(2,258)	85
Above and Below Market Ground Rent	(3)	40	40	40	39	159	39
Impairment Loss	4,526	—	—	—	—	—	—
Above and Below Market Debt	(2,999)	(3,190)	(646)	(51)	(50)	(3,937)	(51)
Gain on Undepreciated Real Estate Sales	(3,770)	—	(63)	(4)	—	(67)	(330)
Deferred Income - Tenant Improvements	(1,926)	(625)	(732)	(761)	(750)	(2,868)	(819)
Above and Below Market Rents	(7,097)	(1,602)	(1,929)	(1,852)	(1,838)	(7,221)	(1,793)
Straight Line Rental Revenue	(18,967)	(9,608)	(7,826)	(6,825)	(6,714)	(30,973)	(8,136)
Second Generation CAPEX	(46,876)	(10,971)	(7,569)	(15,949)	(18,996)	(53,485)	(11,256)
FAD (1)	125,609	44,636	47,656	37,474	37,727	167,493	44,330
Common Dividends (3)	74,126	25,161	25,212	25,201	25,202	100,776	27,315
FAD Payout Ratio (1)	59.0%	56.4%	52.9%	67.2%	66.8%	60.2%	61.6%

Operations Ratios
Total Undepreciated Assets (1)	4,865,785	4,981,946	4,805,772	4,950,702	4,939,213	4,939,213	4,922,919
General and Administrative Expenses	25,591	6,182	8,618	7,193	5,530	27,523	6,809
Annualized General and Administrative Expenses (4) / Total Undepreciated Assets	0.53%	0.50%	0.72%	0.58%	0.45%	0.56%	0.55%

2nd Generation TI & Leasing Costs & Building CAPEX
Second Generation Leasing Related Costs	33,236	10,710	7,258	15,480	17,168	50,616	10,319
Second Generation Building Improvements	13,640	261	311	469	1,828	2,869	937
	46,876	10,971	7,569	15,949	18,996	53,485	11,256

(1) Includes Company share of unconsolidated joint ventures. These amounts are derived from the amounts in the categories indicated that are recorded at the joint venture multiplied by the Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures, but believes that including these amounts in the categories indicated is meaningful to investors and analysts.

(2) Annualized equals quarter amount annualized.
(3) The fourth quarter 2016 dividend was declared and paid a quarter in arrears.
(4) Quarter amount represents quarter annualized; year-to-date represents year-to-date actual annualized.

Note: Amounts may differ slightly from other schedules contained herein due to rounding.

Cousins Properties	32	Q1 2018 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

FUNDS FROM OPERATIONS
(unaudited; in thousands, except per share amounts)

	Three Months Ended March 31,
	2018	2017
Net Income Available to Common Stockholders	$16,043	$4,751
Depreciation and amortization of real estate assets:
Consolidated properties	44,620	54,433
Share of unconsolidated joint ventures	3,419	4,195
Partners' share of real estate depreciation	(69)	—
(Gain) loss on sale of depreciated properties:
Consolidated properties	372	18
Share of unconsolidated joint ventures	(48)	3,539
Non-controlling interest related to unit holders	287	101
Funds From Operations	$64,624	$67,037
Per Common Share — Diluted:
Net Income Available to Common Shareholders	$0.04	$0.01
Funds from Operations	$0.15	$0.16
Weighted Average Shares — Diluted	427,695	411,186

The table above shows Funds From Operations Available to Common Stockholders (“FFO”) and the related reconciliation to Net Income Available to Common Stockholders for Cousins Properties Incorporated and Subsidiaries. The Company calculated FFO in accordance with the National Association of Real Estate Investment Trusts' ("NAREIT") definition, which is net income (loss) available to common stockholders (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding extraordinary items, cumulative effect of change in accounting principle and gains or losses from sales of depreciable property, plus depreciation and amortization of real estate assets, impairment losses on depreciable investment property and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis.
FFO is used by industry analysts and investors as a supplemental measure of an equity REIT’s operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Company management evaluates operating performance in part based on FFO. Additionally, the Company uses FFO along with other measures, to assess performance in connection with evaluating and granting incentive compensation to its officers and other key employees.

Cousins Properties	33	Q1 2018 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	Three Months Ended
Net Operating Income (in thousands)	March 31, 2018	March 31, 2017

Net income	$16,406	$4,858
Net operating income from unconsolidated joint ventures	7,421	9,176
Fee income	(2,894)	(1,936)
Other income	(960)	(5,426)
Reimbursed expenses	942	865
General and administrative expenses	6,809	6,182
Interest expense	9,778	9,741
Depreciation and amortization	45,093	54,884
Acquisition and transaction costs	91	1,930
Other expenses	320	404
Loss on extinguishment of debt	85	—
Income from unconsolidated joint ventures	(2,885)	(581)
Loss on sale of investment properties	372	70
Net Operating Income	$80,578	$80,167

Straight line rent	$8,136	$9,608
Non-cash income	2,612	2,227
Non-cash expense	(296)	(283)
Cash-Basis Net Operating Income	$70,126	$68,615

Net Operating Income
Same Property	$72,203	$70,342
Non-Same Property	8,375	9,825
	$80,578	$80,167

Cash-Basis Net Operating Income
Same Property	$64,592	$59,038
Non-Same Property	5,534	9,577
	$70,126	$68,615

Cousins Properties	34	Q1 2018 Supplemental Information

NON-GAAP FINANCIAL MEASURES - DISCUSSION

The Company uses non-GAAP financial measures in its filings and other public disclosures. The following is a list of non-GAAP financial measures that the Company commonly uses and a description for each measure of (1) the reasons that management believes the measure is useful to investors and (2) if material, any additional uses of the measure by management of the Company.

“2nd Generation Tenant Improvements and Leasing Costs and Building Capital Expenditures” is used in the valuation and analysis of real estate. Because the Company develops and acquires properties, in addition to operating existing properties, its property acquisition and development expenditures included in the Statements of Cash Flows includes both initial costs associated with developing and acquiring investment assets and those expenditures necessary for operating and maintaining existing properties at historic performance levels. The latter costs are referred to as second generation costs and are useful in evaluating the economic performance of the asset and in valuing the asset. Accordingly, the Company discloses the portion of its property acquisition and development expenditures that pertain to second generation space in its operating properties. The Company excludes from second generation costs amounts incurred to lease vacant space in newly acquired buildings as well as building improvements on newly acquired buildings that management identifies as necessary to bring the building to the Company's operational standards. In addition, the Company excludes leasing costs and building improvements associated with properties identified as under redevelopment or repositioning.

“Cash-Basis Net Operating Income” represents Net Operating Income excluding straight-line rents, amortization of lease inducements, amortization of acquired above and below market rents, and non-cash ground lease expense.

“EBITDAre” is a supplemental operating performance measure used in the real estate industry. The Company calculates EBITDAre in accordance with the National Association of Real Estate Investment Trusts' (“NAREIT”) definition, which is net income (loss) available to common stockholders (computed in accordance with accounting principles generally accepted in the United States (“GAAP”)) plus interest expense, income tax expense, depreciation and amortization, losses (gains) on the disposition of deprecated property, and impairment losses. All additions include the Company's share of unconsolidated joint ventures. Management believes that EBITDAre provides analysts and investors with uniform and appropriate information to use in various ratios that evaluate the Company's level of debt.

“Adjusted EBITDAre” represents EBITDAre plus loss on debt extinguishment and acquisition and transaction costs. Management believes that Adjusted EBITDAre provides analysts and investors with appropriate information to use in various ratios that evaluate the Company's level of debt.

"Funds Available for Distribution” (“FAD”) represents FFO adjusted to exclude the effect of non-cash items and gains (losses) on undepreciated real estate sales. Management believes that FAD provides analysts and investors with information that assists in the comparability of the Company's dividend policy with other real estate companies.

“Funds From Operations Available to Common Stockholders” (“FFO”) is a supplemental operating performance measure used in the real estate industry. The Company calculates FFO in accordance with the NAREIT definition, which is net income (loss) available to common stockholders (computed in accordance with GAAP), excluding extraordinary items, cumulative effect of change in accounting principle and gains or losses from sales of depreciable real property, plus depreciation and amortization of real estate assets, impairment losses on depreciable investment property and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis.

FFO is used by industry analysts and investors as a supplemental measure of an equity REIT's operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Company management evaluates operating performance in part based on FFO. Additionally, the Company uses FFO and FFO per share, along with other measures, as a performance measure for incentive compensation to its officers and other key employees.

“Net Operating Income” ("NOI") is used by industry analysts, investors and Company management to measure operating performance of the Company's properties. Net Operating Income, which is rental property revenues less rental property operating expenses, excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property's performance. Depreciation and amortization are also excluded from Net Operating Income for the reasons described under FFO above.

“Same Property Net Operating Income” represents Net Operating Income or Cash-Basis Net Operating Income for those office properties that have been fully operational in each of the comparable reporting periods. A fully operational property is one that achieved 90% economic occupancy or has been substantially complete and owned by the Company for each of the two periods presented. Same-Property Net Operating Income or Cash-Basis Same Property Net Operating Income allows analysts, investors and management to analyze continuing operations and evaluate the growth trend of the Company's portfolio.

Cousins Properties	35	Q1 2018 Supplemental Information